Exhibit 99.1

CBTX, Inc. Reports First Quarter Financial Results

Houston, Texas, April 30, 2019-- CBTX, Inc. (the “Company”) (NASDAQ: CBTX), the bank holding company for CommunityBank of Texas N.A., today announced net income of $10.5 million, or $0.42 per diluted share, for the quarter ended March 31, 2019, compared to $14.1 million, or $0.56 per diluted share, for the quarter ended December 31, 2018 and $9.1 million, or $0.37 per diluted share, for the quarter ended March 31, 2018.

Highlights

•	Loans, excluding loans held for sale, increased to $2.5 billion at March 31, 2019, compared to $2.4 billion at December 31, 2018 and $2.3 billion at March 31, 2018.

•

Net interest margin on a tax equivalent basis improved to 4.56% for the quarter ended March 31, 2019, compared to 4.42% for the fourth quarter of 2018 and 4.23% for the first quarter of 2018, primarily due to increased yields on loans.

•

The cost of our interest-bearing deposits remains low at 0.94% for the three months ended March 31, 2019, compared to 0.89% for the three months ended December 31, 2018, and 0.53% for the three months ended March 31, 2018.

•	Nonperforming assets remain low relative to total assets at 0.09% at March 31, 2019 compared to 0.11% of total assets at December 31, 2018 and 0.20% of total assets at March 31, 2018.

•	Increased quarterly per share cash dividend to $0.10 in March 2019, payable to shareholders in April 2019, an increase of $0.05 per share.

•	Opened full-service branch in Dallas, Texas market in January 2019.

“We are pleased with the performance of our ongoing operations during the first quarter of 2019,” said Robert Franklin, Jr., Chairman and Chief Executive Officer of the Company. “Our strong balance sheet and strong relationship funding have given us the ability to increase our net interest margin at a time of continued competitive pressure on deposit rates. We continue to steadily grow loans and our deposits remain strong in what has historically been a quarter with a seasonal outflow of deposits.”

Mr. Franklin added, “The Houston and East Texas markets continue to be strong markets for loans and deposits. We have had success in hiring new lenders and are excited at the quick progress we have made entering the Dallas market with the excellent staff that we have assembled so far, and we are encouraged by the opportunities in the Dallas market. We are excited about the opportunities that we have for the future.”

Operating Results

Net Interest Income

Net interest income was $33.3 million for the first quarter of 2019, compared to $33.2 million for the fourth quarter of 2018 and $29.0 million for the first quarter of 2018.  The increase in net interest income in the first quarter of 2019 from the fourth quarter of 2018 was primarily due to higher average loans,  higher average yields on loans and federal funds sold and the redemption of junior subordinated debt, partially offset by lower average federal funds sold and other interest-earning assets, short-term advances,  higher rates on interest-bearing deposits and the impact of two fewer days in the first quarter of 2019 compared the fourth quarter of 2018.

The increase in net interest income in the first quarter of 2019 from the first quarter of 2018 was primarily due to higher average loans, higher average yields on loans and higher average federal funds sold, which was partially offset by the impact of higher rates on interest-bearing deposits.

Provision (Recapture) for Loan Losses

Provision for loan loss was $1.1 million for the first quarter of 2019, compared to a recapture of $2.2 million for the fourth quarter of 2018 and a  provision of $865,000  for the first quarter of 2018. The provision in the first quarter of 2019 and 2018 reflect the increase in loans during those periods.

The allowance for loan losses was $24.6 million, or 0.97% of total loans, at March 31, 2019, compared to $23.7 million, or 0.97% of total loans, at December 31, 2018, and $25.3 million, or 1.08% of total loans, at March 31, 2018.

Noninterest Income

Noninterest income was $3.5 million for the first quarter of 2019,  $3.9 million for the fourth quarter of 2018 and $3.4 million for the first quarter of 2018. Noninterest income was higher in the fourth quarter of 2018 compared to the first quarter of 2019 primarily due to higher deposit account service charges and gains on sales of loans during the fourth quarter of 2018. Noninterest income was $132,000 higher in the first quarter of 2019  compared to the first quarter of 2018 primarily due to increased deposit account service charges.

Noninterest Expense

Noninterest expense was $22.6 million for the first quarter of 2019,  $21.8 million for the fourth quarter of 2018 and $20.3 million for the first quarter of 2018.  Noninterest expense increased $829,000 during the first quarter of 2019 compared to the fourth quarter of 2018 primarily due to legal fees of $1.1 million included in professional and director fees in the first quarter.

Noninterest expense increased  $2.3 million in the first quarter of 2019 compared to the first quarter of 2018. Salaries and benefits increased $1.1 million resulting from annual salary increases in 2019 and increased stock compensation expense due to grants of restricted stock made February 1, 2019. Professional and director fees increased $1.1 million due to increased legal fees referred to above.

Income Taxes

Income tax expense was $2.6 million for the first quarter of 2019,  $3.4 million for the fourth quarter of  2018 and $2.1 million for the first quarter of 2018.

The effective tax rates were 19.9% for the first quarter of 2019,  19.3% for the fourth quarter of 2018 and 19.0% for the first quarter of 2018.

Balance Sheet Highlights:

Loans

Loans were $2.5 billion at March 31, 2019,  $2.4 billion at December 31, 2018 and $2.3 billion at March 31, 2018.  Loans increased 8.1%  during the twelve months ended March 31, 2019.

Asset Quality

Nonperforming assets remain low relative to total assets at $3.0 million, or 0.09% of total assets, at March 31, 2019,  $3.5 million, or 0.11% of total assets, at December 31, 2018 and $6.1 million, or 0.20% of total assets at March 31, 2018.

Annualized net charge-offs (recoveries) to average loans were 0.03% for the first quarter of 2019, (0.22%) for the fourth quarter of 2018 and 0.05%  for the first quarter of 2018.  The annualized charge-offs (recoveries) for the fourth quarter of 2018 reflects the impact of recoveries in that period.

Deposits and Borrowings

Total deposits were $2.8 billion at March 31, 2019 and $2.8 billion at December 31, 2018 and were $2.6 billion at March 31, 2018. Deposits increased 5.8% during the twelve months ended March 31, 2019.

We define total borrowings as the total of repurchase agreements, Federal Home Loan Bank (FHLB) advances and notes payable. Total borrowings were solely comprised of repurchase agreements at  March 31, 2019, December 31, 2018 and March 31, 2018 and were $1.6 million, $2.5 million and $861,000, respectively.

Leases

The Company adopted Accounting Standards Update, or ASU 2016-02, Leases (Topic 842) on January 1, 2019, using the effective date as the date of initial adoption. At adoption, we recorded right-of-use assets totaling $13.2 million, which represented our right to use, or control the use of, a specified asset for their lease term and we recorded lease liabilities totaling $15.5 million which represented our liability to make the lease payments under these leases. Accrued lease obligations and lease incentive liabilities totaling $2.3 million that were in other liabilities at December 31, 2018 were reversed as part of the adoption.  The ASU 2016-02 standard applied to all leases existing at the date of initial adoption and are comprised of operating leases of office space, stand-alone buildings and land. Our financial information contained in this earnings release  was not updated for ASU 2016-02 for dates and periods before the date of adoption.

Capital

At March 31, 2019,  the Company remained well capitalized under bank regulatory requirements.

Our ratio of tangible equity to tangible assets was 12.9% at March 31, 2019, 12.6% at December 31, 2018 and 12.2% at March 31, 2018.  Tangible equity to tangible assets is a non‑GAAP financial measure. The most directly comparable GAAP financial measure to tangible equity to tangible assets is total shareholders’ equity to total assets, which was 15.2% at March 31, 2019, 14.9% at December 31, 2018 and 14.7% at March 31, 2018.  See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

Subsequent Event

On April 29, 2019, the Company received proceeds in the amount of $1.6 million as the owner and beneficiary under a bank-owned life insurance policy as the result of the death of a former employee. The Company recorded a  gain of $1.2 million over the recorded value in April 2019.

About CBTX, Inc.

CBTX, Inc. is the bank holding company for CommunityBank of Texas, N.A., a $3.3 billion asset bank, offering commercial banking solutions to small and mid-sized businesses and professionals in Houston, Dallas, Beaumont and surrounding communities in Texas.  Visit www.communitybankoftx.com for more information.

Forward-Looking Statements

This release may contain certain forward-looking statements within the meaning of the securities laws that are based on various facts and derived utilizing important assumptions, current expectations, estimates and projections about the Company and its subsidiary. Forward-looking statements include information regarding the Company’s future financial performance, business and growth strategy, projected plans and objectives, as well as projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. Further, certain factors that could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to, whether the Company can: prudently manage and execute its growth strategy; manage risks associated with its acquisition and de novo branching strategy; maintain its asset quality; address the volatility and direction of market interest rates; continue to have access to debt and equity capital markets; avoid or address interruptions or breaches in the Company’s information system security; address the costs and effects of regulatory or other government inquiries, the results of regulatory examinations, investigations or reviews or the ability to obtain the required regulatory approvals; and achieve its performance goals. The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) and other reports and statements that the Company has filed with the SEC. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what it anticipates. Accordingly, you should not place undue reliance on any such forward looking statements. Any forward-looking statement speaks only as of the date on which it is made, and the Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict which will arise. In addition, the Company cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Copies of the SEC filings for the Company are available for download free of charge from www.communitybankoftx.com under the Investor Relations tab.

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

Balance Sheet Data (at period end):	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018

Loans, excluding loans held for sale	$2,544,709	$2,446,823	$2,463,197	$2,404,132	$2,356,053
Allowance for loan losses	(24,643)	(23,693)	(24,486)	(25,746)	(25,349)
Loans, net	2,520,066	2,423,130	2,438,711	2,378,386	2,330,704

Cash and equivalents	276,515	382,070	281,640	245,265	279,915
Debt securities	228,684	229,964	222,493	230,393	221,183
Premises and equipment, net	51,453	51,622	52,032	52,607	53,135
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangible assets, net	5,538	5,775	6,038	6,276	6,521
Loans held for sale	852	-	384	560	113
Operating lease right-to-use asset	12,879	-	-	-	-
Other assets	106,525	105,585	108,205	106,323	102,269
Total Assets	$3,283,462	$3,279,096	$3,190,453	$3,100,760	$3,074,790

Noninterest-bearing deposits	$1,229,172	$1,183,058	$1,144,985	$1,114,155	$1,120,521
Interest-bearing deposits	1,521,827	1,583,224	1,545,095	1,447,119	1,479,181
Total deposits	2,750,999	2,766,282	2,690,080	2,561,274	2,599,702

Repurchase agreements	1,600	2,498	1,351	1,448	861
Federal Home Loan Bank advances	-	-	-	50,000	-
Junior subordinated debt	-	1,571	6,726	6,726	6,726
Operating lease liabilities	15,134	-	-	-	-
Other liabilities	17,076	21,120	20,445	20,117	15,930
Total Liabilities	2,784,809	2,791,471	2,718,602	2,639,565	2,623,219

Shareholders' Equity	498,653	487,625	471,851	461,195	451,571
Total Liabilities and Shareholders' Equity	$3,283,462	$3,279,096	$3,190,453	$3,100,760	$3,074,790

CBTX, INC. AND SUBSIDIARY

Condensed Consolidated Statements of Income (Unaudited)

(In thousands)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Interest income
Interest and fees on loans	$33,793	$33,427	$31,513	$30,493	$28,462
Securities	1,557	1,542	1,535	1,507	1,436
Federal Funds and other interest-earning assets	1,483	1,696	1,404	936	994
Equity investments	152	217	213	191	193
Total interest income	36,985	36,882	34,665	33,127	31,085
Interest expense
Deposits	3,584	3,551	2,961	2,126	1,948
FHLB advances and repurchase agreements	65	1	62	13	1
Note payable and junior subordinated debt	8	110	116	112	97
Total interest expense	3,657	3,662	3,139	2,251	2,046
Net interest income	33,328	33,220	31,526	30,876	29,039
Provision (recapture) for loan losses	1,147	(2,169)	(1,142)	690	865
Net interest income after provision (recapture) for loan losses	32,181	35,389	32,668	30,186	28,174
Noninterest income
Deposit account service charges	1,629	1,709	1,597	1,497	1,478
Net gain (loss) on sale of assets	88	168	152	210	130
Card interchange fees	864	921	922	971	927
Earnings on bank-owned life insurance	430	456	443	465	451
Other	482	605	412	363	375
Total noninterest income	3,493	3,859	3,526	3,506	3,361
Noninterest expense
Salaries and employee benefits	13,822	13,834	12,499	12,496	12,695
Net occupancy expense	2,267	2,268	2,428	2,433	2,265
Regulatory fees	464	507	488	513	545
Data processing	714	664	664	666	683
Software	440	408	400	403	365
Printing, stationery and office	353	303	291	303	264
Amortization of intangibles	232	237	245	248	255
Professional and director fees	2,091	1,123	809	686	919
Correspondent bank and customer related transaction expenses	65	64	66	68	67
Loan processing costs	95	153	102	75	118
Advertising, marketing and business development	440	406	437	475	506
Repossessed real estate and other asset expense	—	7	3	5	57
Security and protection expense	323	317	346	311	302
Telephone and communications	378	408	342	394	386
Other expenses	901	1,057	844	936	857
Total noninterest expense	22,585	21,756	19,964	20,012	20,284
Net income before income tax expense	13,089	17,492	16,230	13,680	11,251
Income tax expense	2,599	3,380	3,207	2,638	2,139
Net income	$10,490	$14,112	$13,023	$11,042	$9,112

CBTX, INC. AND SUBSIDIARY

Financial Highlights (Unaudited)

(In thousands, except per share data and percentages)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Profitability:
Net income	$10,490	$14,112	$13,023	$11,042	$9,112
Basic earnings per share	$0.42	$0.57	$0.52	$0.44	$0.37
Diluted earnings per share	$0.42	$0.56	$0.52	$0.44	$0.37

Return on average assets (1)	1.3%	1.7%	1.6%	1.4%	1.2%
Return on average shareholders' equity (1)	8.6%	11.7%	11.0%	9.7%	8.2%
Net interest margin- tax equivalent (1)	4.6%	4.4%	4.3%	4.4%	4.2%
Efficiency ratio (2)	61.3%	58.7%	57.0%	58.2%	62.6%

Liquidity and Capital Ratios:
Total shareholders' equity to total assets	15.2%	14.9%	14.8%	14.9%	14.7%
Tangible equity to tangible assets (3)	12.9%	12.6%	12.4%	12.4%	12.2%
Common equity tier 1 capital ratio	14.5%	14.7%	14.3%	14.1%	14.1%
Tier 1 risk-based capital ratio	14.5%	14.8%	14.5%	14.3%	14.4%
Total risk-based capital ratio	15.4%	15.6%	15.4%	15.3%	15.4%
Tier 1 leverage ratio	13.0%	12.8%	12.8%	12.9%	12.6%

Other Data:
Weighted average common shares outstanding- Basic	24,910	24,886	24,859	24,858	24,833
Weighted average common shares outstanding- Diluted	25,054	25,046	25,060	24,997	24,954
Common shares outstanding at period end	24,918	24,907	24,859	24,859	24,833
Dividends per share	$0.10	$0.05	$0.05	$0.05	$0.05
Book value per share	$20.0	$19.6	$19.0	$18.6	$18.2
Tangible book value per share (3)	$16.5	$16.1	$15.5	$15.0	$14.7
Employees - full-time equivalents	494	495	489	488	477

(1)Quarterly ratios are annualized.

(2)Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income.

(3)Non‑GAAP financial measure. The most directly comparable GAAP financial measure is book value per share. See the table captioned “Non‑GAAP to GAAP Reconciliation” at the end of this earnings release.

CBTX, INC. AND SUBSIDIARY

Net Interest Margin (Unaudited)

(In thousands, except percentages)

	Three Months Ended
	3/31/2019			12/31/2018			3/31/2018
		Interest			Interest			Interest
	Average	Earned/	Average	Average	Earned/	Average	Average	Earned/	Average
	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/	Outstanding	Interest	Yield/
	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)	Balance	Paid	Rate (1)
Assets
Interest-earnings assets:
Total loans (2)	$2,500,788	$33,793	5.48%	$2,468,415	$33,427	5.37%	$2,319,463	$28,462	4.98%
Debt securities	231,650	1,557	2.73%	226,882	1,542	2.70%	223,730	1,436	2.60%
Federal funds sold and other interest-earning assets	239,281	1,483	2.51%	293,299	1,696	2.30%	252,722	994	1.60%
Equity investments	12,285	152	5.02%	14,789	217	5.79%	14,701	193	5.32%
Total interest-earning assets	2,984,004	$36,985	5.03%	3,003,385	$36,882	4.87%	2,810,616	$31,085	4.49%
Allowance for loan losses	(24,016)			(24,305)			(24,866)
Noninterest-earnings assets	302,915			295,236			287,099
Total assets	$3,262,903			$3,274,316			$3,072,849
Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,544,039	$3,584	0.94%	$1,578,146	$3,551	0.89%	$1,491,613	$1,948	0.53%
FHLB advances and repurchase agreements	11,578	65	2.28%	1,925	1	0.21%	1,418	1	0.29%
Note payable and junior subordinated debt	365	8	8.89%	9,817	110	4.45%	10,826	97	3.63%
Total interest-bearing liabilities	1,555,982	$3,657	0.95%	1,589,888	$3,662	0.91%	1,503,857	$2,046	0.55%
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,177,086			1,181,035			1,097,085
Other liabilities	34,634			23,083			21,165
Total noninterest-bearing liabilities	1,211,720			1,204,118			1,118,250
Shareholders’ equity	495,201			480,310			450,742
Total liabilities and shareholders’ equity	$3,262,903			$3,274,316			$3,072,849
Net interest income		$33,328			$33,220			$29,039
Net interest spread (3)			4.07%			3.96%			3.93%
Net interest margin (4)			4.53%			4.39%			4.19%
Net interest margin—tax equivalent (5)			4.56%			4.42%			4.23%

(1)Annualized.

(2)Includes average outstanding balances of loans held for sale of $144,000,  $642,000  and $544,000  for the quarter ended March 31, 2019,  December 31, 2018 and March  31,  2018, respectively.

(3)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(4)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(5)Tax equivalent adjustment of $255,000,  $257,000 and $270,000  for the quarter ended March 31, 2019,  December 31, 2018 and March  31,  2018, respectively, were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Yield Trend (Unaudited)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Yield Trend - Annualized:
Interest-earnings assets:
Total loans	5.48%	5.37%	5.20%	5.15%	4.98%
Debt securities	2.73%	2.70%	2.64%	2.65%	2.60%
Federal funds sold and other interest-earning assets	2.51%	2.30%	2.04%	1.86%	1.60%
Equity investments	5.02%	5.79%	5.01%	5.17%	5.32%
Total interest-earning assets	5.03%	4.87%	4.70%	4.71%	4.49%

Interest-bearing liabilities:
Interest-bearing deposits	0.94%	0.89%	0.77%	0.58%	0.53%
FHLB advances and repurchase agreements	2.28%	0.21%	1.94%	1.39%	0.29%
Note payable and junior subordinated debt	8.89%	4.45%	4.25%	4.15%	3.63%
Total interest-bearing liabilities	0.95%	0.91%	0.80%	0.60%	0.55%

Net interest spread (1)	4.07%	3.96%	3.90%	4.11%	3.93%
Net interest margin (2)	4.53%	4.39%	4.28%	4.39%	4.19%
Net interest margin—tax equivalent (3)	4.56%	4.42%	4.31%	4.43%	4.23%

(1)Net interest spread is the average yield on interest‑earning assets minus the average rate on interest‑bearing liabilities.

(2)Net interest margin is equal to net interest income divided by average interest‑earning assets.

(3)Tax equivalent adjustments were computed using a federal income tax rate of 21%.

CBTX, INC. AND SUBSIDIARY

Average Outstanding Balances (Unaudited)

(In thousands)

	Three Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Average Outstanding Balances:

Assets
Interest-earnings assets:
Total loans (1)	$2,500,788	$2,468,415	$2,404,491	$2,375,253	$2,319,463
Debt securities	231,650	226,882	230,592	228,262	223,730
Federal funds sold and other interest-earning assets	239,281	293,299	272,739	201,906	252,722
Equity investments	12,285	14,789	16,799	14,823	14,701
Total interest-earning assets	2,984,004	3,003,385	2,924,621	2,820,244	2,810,616
Allowance for loan losses	(24,016)	(24,305)	(25,689)	(25,392)	(24,866)
Noninterest-earnings assets	302,915	295,236	292,598	288,416	287,099
Total assets	$3,262,903	$3,274,316	$3,191,530	$3,083,268	$3,072,849

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$1,544,039	$1,578,146	$1,530,077	$1,478,016	$1,491,613
FHLB advances and repurchase agreements	11,578	1,925	12,657	3,738	1,418
Note payable and junior subordinated debt	365	9,817	10,826	10,826	10,826
Total interest-bearing liabilities	1,555,982	1,589,888	1,553,560	1,492,580	1,503,857
Noninterest-bearing liabilities:
Noninterest-bearing deposits	1,177,086	1,181,035	1,145,516	1,111,736	1,097,085
Other liabilities	34,634	23,083	23,600	20,441	21,165
Total noninterest-bearing liabilities	1,211,720	1,204,118	1,169,116	1,132,177	1,118,250
Shareholders’ equity	495,201	480,310	468,854	458,511	450,742
Total liabilities and shareholders’ equity	$3,262,903	$3,274,316	$3,191,530	$3,083,268	$3,072,849

(1)Includes average outstanding balances of loans held for sale.

CBTX, INC. AND SUBSIDIARY

Period End Balances (Unaudited)

(In thousands, except percentages)

	3/31/2019		12/31/2018		9/30/2018		6/30/2018		3/31/2018
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%

Loan Portfolio:
Commercial and industrial	$559,882	21.9%	$519,779	21.2%	$569,334	23.1%	$565,850	23.5%	$559,070	23.7%
Real estate:
Commercial real estate	811,742	31.8%	795,733	32.4%	776,439	31.4%	780,224	32.4%	767,108	32.5%
Construction and development	572,861	22.5%	515,533	21.0%	487,289	19.7%	449,390	18.6%	436,260	18.5%
1-4 family residential	281,502	11.0%	282,011	11.5%	288,737	11.7%	279,227	11.6%	260,580	11.0%
Multi-family residential	213,582	8.4%	221,194	9.0%	236,907	9.6%	229,609	9.5%	236,000	10.0%
Consumer	39,072	1.5%	39,421	1.6%	39,807	1.6%	41,833	1.7%	40,869	1.7%
Agricultural	8,915	0.4%	11,076	0.5%	11,609	0.5%	10,951	0.5%	8,807	0.4%
Other	64,215	2.5%	68,382	2.8%	59,484	2.4%	53,376	2.2%	52,382	2.2%
Gross loans	2,551,771	100.0%	2,453,129	100.0%	2,469,606	100.0%	2,410,460	100.0%	2,361,076	100.0%
Less deferred fees and unearned discount	(6,210)		(6,306)		(6,025)		(5,768)		(4,910)
Less allowance for loan losses	(24,643)		(23,693)		(24,486)		(25,746)		(25,349)
Less loans held for sale	(852)		—		(384)		(560)		(113)
Loans, net	$2,520,066		$2,423,130		$2,438,711		$2,378,386		$2,330,704

Deposits:
Interest-bearing demand accounts	$352,623	12.8%	$387,457	14.0%	$367,120	13.6%	$342,890	13.4%	$345,378	13.3%
Money market accounts	695,968	25.3%	737,770	26.7%	722,382	26.9%	650,747	25.4%	717,548	27.6%
Savings accounts	96,251	3.5%	96,962	3.5%	94,344	3.5%	97,576	3.8%	95,603	3.7%
Certificates and other time deposits, $100,000 or greater	181,507	6.6%	189,007	6.8%	182,552	6.8%	164,464	6.4%	161,777	6.2%
Certificates and other time deposits, less than $100,000	195,478	7.1%	172,028	6.2%	178,697	6.6%	191,442	7.5%	158,875	6.1%
Total interest-bearing deposits	1,521,827	55.3%	1,583,224	57.2%	1,545,095	57.4%	1,447,119	56.5%	1,479,181	56.9%
Noninterest-bearing deposits	1,229,172	44.7%	1,183,058	42.8%	1,144,985	42.6%	1,114,155	43.5%	1,120,521	43.1%
Total deposits	$2,750,999	100.0%	$2,766,282	100.0%	$2,690,080	100.0%	$2,561,274	100.0%	$2,599,702	100.0%

CBTX, INC. AND SUBSIDIARY

Credit Quality (Unaudited)

(In thousands, except percentages)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Nonperforming assets (at period end):
Nonaccrual loans:
Commercial and industrial	$1,390	$1,317	$2,161	$1,734	$2,533
Real estate:
Commercial real estate	862	1,517	2,751	2,092	2,217
Construction and development	—	—	13	225	233
1-4 family residential	635	656	677	738	765
Multi-family residential	—	—	—	—	—
Consumer	47	—	—	4	21
Agricultural	—	—	—	—	—
Nonaccrual loans	2,934	3,490	5,602	4,793	5,769
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	2,934	3,490	5,602	4,793	5,769
Foreclosed assets:
Real estate	—	12	175	—	295
Other	41	—	—	137	—
Total foreclosed assets	41	12	175	137	295
Total nonperforming assets	$2,975	$3,502	$5,777	$4,930	$6,064

Allowance for Loan Losses (at period end):
Commercial and industrial	$8,416	$7,719	$8,763	$7,648	$7,439
Real estate:
Commercial real estate	6,784	6,730	6,913	10,930	10,742
Construction and development	4,700	4,298	3,606	3,335	3,356
1-4 family residential	2,249	2,281	2,454	1,404	1,329
Multi-family residential	1,457	1,511	1,630	1,479	1,520
Consumer	357	387	394	479	517
Agricultural	50	62	71	66	53
Other	630	705	655	405	393
Total allowance for loan losses	$24,643	$23,693	$24,486	$25,746	$25,349

Credit Quality Ratios (at period end):
Nonperforming assets to total assets	0.09%	0.11%	0.18%	0.16%	0.20%
Nonperforming loans to total loans	0.12%	0.14%	0.23%	0.20%	0.24%
Allowance for loan losses to nonperforming loans	839.9%	678.9%	437.1%	537.2%	439.4%
Allowance for loan losses to total loans	0.97%	0.97%	0.99%	1.07%	1.08%

CBTX, INC. AND SUBSIDIARY

Allowance for Loan Losses (Unaudited)

(In thousands, except percentages)

	For the Months Ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Analysis of Allowance for Loan Losses

Allowance for loan losses at beginning of period	$23,693	$24,486	$25,746	$25,349	$24,778

Provision (recapture) for loan losses	1,147	(2,169)	(1,142)	690	865

Net (charge-offs) recoveries
Commercial and industrial	(206)	1,521	(114)	(301)	(297)
Real estate:
Commercial real estate	2	(156)	(3)	5	3
Construction and development	—	(1)	—	—	—
1-4 family residential	1	—	4	—	(2)
Consumer	6	1	(4)	3	2
Agricultural	—	10	—	—	—
Other	—	1	(1)	—	—
Total net (charge-offs) recoveries	(197)	1,376	(118)	(293)	(294)

Allowance for loan losses at end of period	$24,643	$23,693	$24,486	$25,746	$25,349

Net charge-offs (recoveries) to average loans	0.03%	(0.22%)	0.02%	0.05%	0.05%

CBTX, INC. AND SUBSIDIARY

Non‑GAAP to GAAP Reconciliation (Unaudited)

(In thousands, except per share data and percentages)

Our accounting and reporting policies conform to GAAP and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional non‑GAAP financial measures. We classify a financial measure as being a non‑GAAP financial measure if that financial measure excludes or includes amounts or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non‑GAAP financial measures do not include operating and other statistical measures or ratios or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP. Non‑GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the way we calculate the non‑GAAP financial measures may differ from that of other companies reporting measures with similar names.

We calculate (1) tangible equity as total shareholders’ equity, less goodwill and other intangible assets, net of accumulated amortization, and (2) tangible book value per share as tangible equity divided by shares of common stock outstanding at the end of the relevant period. The most directly comparable GAAP financial measure for tangible book value per share is book value per share.

We calculate tangible assets as total assets less goodwill and other intangible assets, net of accumulated amortization. The most directly comparable GAAP financial measure for tangible equity to tangible assets is total shareholders’ equity to total assets.

We believe that tangible book value per share and tangible equity to tangible assets are measures that are important to many investors in the marketplace who are interested in book value per share and total shareholders’ equity to total assets, exclusive of change in intangible assets.

The following tables reconcile, as of the dates set forth below, total shareholders’ equity to tangible equity, total assets to tangible assets and presents book value per share, tangible book value per share, tangible equity to tangible assets and shareholders’ equity to total assets:

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Tangible Equity
Total shareholders’ equity	$498,653	$487,625	$471,851	$461,195	$451,571
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,538	5,775	6,038	6,276	6,521
Tangible equity	$412,165	$400,900	$384,863	$373,969	$364,100
Tangible Assets
Total assets	$3,283,462	$3,279,096	$3,190,453	$3,100,760	$3,074,790
Adjustments:
Goodwill	80,950	80,950	80,950	80,950	80,950
Other intangibles	5,538	5,775	6,038	6,276	6,521
Tangible assets	$3,196,974	$3,192,371	$3,103,465	$3,013,534	$2,987,319

Common shares outstanding	24,918	24,907	24,859	24,859	24,833

Book value per share	$20.0	$19.6	$19.0	$18.6	$18.2
Tangible book value per share	$16.5	$16.1	$15.5	$15.0	$14.7
Total shareholders’ equity to total assets	15.2%	14.9%	14.8%	14.9%	14.7%
Tangible equity to tangible assets	12.9%	12.6%	12.4%	12.4%	12.2%

Investor Relations:

James L. Sturgeon

281.325.5013

investors@CBoTX.com

Media Contact:

Ashley Warren

713.210.7622

awarren@CBoTX.com